UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On October 19, 2012, Berkshire Hills Bancorp, Inc. (the “Company”) completed its acquisition of Beacon Federal Bancorp, Inc. (“Beacon”). Pursuant to an Agreement and Plan of Merger dated May 31, 2012 (the “Merger Agreement”), Beacon merged into the Company and Beacon’s banking subsidiary, Beacon Federal, merged with and into the Company’s subsidiary, Berkshire Bank.

    Pursuant to the Merger Agreement, Beacon shareholders were entitled to elect stock, cash, or a combination thereof in exchange for their Beacon share holdings, subject to proration and allocation procedures. No more than 50% of Beacon common stock would be exchanged for Company common stock and the remaining 50% would be exchanged for cash.  Beacon shares exchanged for Company common stock would receive 0.92 of a share of Company stock for each Beacon share exchanged.  Beacon shares exchanged for cash would receive $20.50 for each Beacon share exchanged.
The final results of the cash and stock election of Beacon shareholders are as follows:

•	Holders of approximately 82.3% of outstanding Beacon shares elected to receive Company common stock in exchange for their shares;
•	Holders of approximately 11.1% of outstanding Beacon shares elected to receive cash consideration in exchange for their shares; and
•	Holders of approximately 6.6% of outstanding Beacon shares made no election and will receive $20.50 in cash for each Beacon share tendered.

Because the stock consideration was oversubscribed, a proration adjustment of approximately .60766 was made and holders of Beacon common stock will receive approximately 0.5590 shares of Company common stock and approximately $8.04 in cash for each Beacon share for which they made a valid stock election. Beacon shareholders who elected to receive cash consideration will receive $20.50 for each Beacon share for which they made a valid cash election. Beacon shareholders who expressed no preference or who did not make a valid election will receive $20.50 in cash for each Beacon share tendered.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as filed in a Current Report on Form 8-K with the Securities and Exchange Commission on June 1, 2012.

A copy of the press release announcing the cash/stock election results is filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: October 26, 2012	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer